Exhibit 99.1

VOXX International Corporation Reports its

Fiscal 2023 Fourth Quarter and Year-End Financial Results

ORLANDO, FL. – May 15, 2023 — VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced its financial results for its Fiscal 2023 fourth quarter and full year ended February 28, 2023.

Commenting on the Company’s results and business outlook, Pat Lavelle, Chief Executive Officer stated, “While we had a lot of positive developments and continued to win new business and expand globally, Fiscal 2023 was certainly a challenging year. From inflation, fears of recessions across the globe, the retail environment and ongoing supply chain constraints, we faced a myriad of roadblocks this year and our results came in lower than expected. We’re anticipating continued softness in the global economy and at retail, though chip availability has improved which should positively impact our Automotive business. We continued to grow the Onkyo and Pioneer business and have plans to expand our footprint globally this year. Additionally, our Biometrics segment should show considerable improvement with new accounts awarded and several projects underway.”

Mr. Lavelle continued, “Given the near-term market outlook, we continue to lower expenses and manage our capital prudently. We’re optimistic for a rebound domestically as we move further into the year and with fewer supply chain disruptions. Our view of the opportunities within each of our segments has not changed and we remain bullish on our future prospects when there is a return to a more normalized operating environment.”

Fiscal 2023 and Fiscal 2022 Fourth Quarter Comparisons

Net sales in the Fiscal 2023 fourth quarter ended February 28, 2023, were $136.5 million as compared to $163.9 million in the Fiscal 2022 fourth quarter ended February 28, 2022, a decrease of $27.4 million or 16.7%.

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Automotive Electronics segment net sales in the Fiscal 2023 fourth quarter were $49.5 million as compared to $50.6 million in the comparable year-ago period, a decrease of $1.1 million or 2.2%. For the same comparable periods, OEM product sales were $21.9 million, an increase of $6.7 million, with the increase driven primarily by higher sales of OEM remote start and security products as chip scarcity lessened, and due to higher OEM rear-seat entertainment products due to new launches and increased volume with select customers. Aftermarket product sales were $27.6 million, a decline of $7.9 million, which was primarily driven by lower sales of aftermarket security products, higher levels of customer inventory on hand, fewer vehicles due to supply chain shortages and softness in the U.S. economy.

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Consumer Electronics segment net sales in the Fiscal 2023 fourth quarter were $86.7 million as compared to $113.1 million in the comparable year-ago period, a decrease of $26.4 million or 23.4%. For the same comparable periods, Premium Audio product sales were $61.9 million, a decline of $29.5 million, and other consumer electronics (“CE”) product sales were $24.8 million, an increase of $3.0 million. Lower segment sales were primarily attributable to lower domestic sales of premium home theater speakers, wireless speakers and mobility products, as well as lower sales internationally due to the weaker European markets compared to the prior year, partially offset by higher sales of Onkyo and Pioneer related products. The declines in other CE product categories was primarily due to a slowing of the global economy as several product categories were down, partially offset by an increase in domestic wireless speakers and reception products, and an increase in sales of Schwaiger products in Germany.

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Biometrics segment net sales in the Fiscal 2023 fourth quarter were $0.4 million as compared to $0.1 million in the comparable year-ago period, an increase of $0.3 million, with the improvement primarily related to sales to new customers secured throughout the year.

The gross margin in the Fiscal 2023 fourth quarter was 25.4% as compared to 26.8% in the Fiscal 2022 fourth quarter, a decline of 140 basis points. For the same comparable periods, the Company reported:

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Automotive Electronics segment gross margin of 25.4% as compared to 20.1%. The year-over-year improvement of 530 basis points was primarily driven by steps the Company has taken to address ongoing chip constraints, which positively impacted gross margin for the comparable periods. More normalized OEM production also had a positive benefit on the Company’s gross margin, and the Company also experienced higher gross margins related to its aftermarket offering.

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Consumer Electronics segment gross margin of 25.3% as compared to 29.8%. The year-over-year decline of 450 basis points was primarily driven by higher supply chain costs and surcharges, lower sales of premium home theater speaker products and, an increase in sales to discount channel customers in Europe. This was partially offset by mitigation steps the Company has taken through pricing adjustments and other sourcing strategies.

•
Biometrics segment gross margin of 39.8% as compared to negative gross margin in the comparable year-ago period.

Total operating expenses in the Fiscal 2023 fourth quarter were $47.6 million as compared to $40.7 million in the comparable Fiscal 2022 period, an increase of $6.9 million or 17.0%. However, within operating expenses for the Fiscal 2023 fourth quarter was a non-cash goodwill impairment charge of $7.4 million, and non-cash intangible asset impairment charges of $1.3 million. Excluding these non-cash charges, total operating expenses for the comparable fourth quarter periods improved by $1.7 million or 4.3%.

For the same comparable periods:

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Selling expenses of $11.4 million declined by $1.9 million or 14.5%, driven by lower commissions and salesmen salaries, and a decline in website and credit card expenses, partially offset by higher advertising and trade show expenses, among other factors.

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General and administrative expenses of $20.1 million decreased by $0.7 million or 3.8% primarily due to lower executive compensation and a decline in office expenses, partially offset by higher restructuring-related expenses which are not present in the prior year period, among other factors.

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Engineering and technical support expenses of $7.6 million declined by $0.1 million or 1.2%, primarily due to lower direct labor expenses, partially offset by higher research and development expenses in support of various programs within the Company’s business segments.
•
Acquisition costs declined by $0.4 million as the Company incurred acquisitions costs in the Fiscal 2022 fourth quarter associated with the asset purchase agreement signed with Onkyo Home Entertainment Corporation and the joint venture created with Sharp Corporation to complete the transaction.

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Goodwill impairment and intangible asset impairment charges of $7.4 million and $1.3 million, respectively, as a result of reductions in projected volumes from OEM customers recorded in the fourth quarter of 2023. There were no impairment charges recorded in the comparable Fiscal 2022 period.

The Company reported an operating loss in the Fiscal 2023 fourth quarter of $12.9 million as compared to operating income of $3.2 million in the comparable Fiscal 2022 fourth quarter.

Total other income, net, in the Fiscal 2023 fourth quarter was $0.2 as compared to total other expense, net, of $0.1 million in the comparable Fiscal 2022 fourth quarter. Interest and bank charges increased by approximately $0.9 million, and equity in income of equity investee increased by $0.7 million, partially offset by an expense of $1.0 million related to the interim arbitration award associated with the Seaguard arbitration. Other, net increased by approximately $1.5 million, primarily as a result of changes in foreign currency.

Net loss attributable to VOXX International Corporation in the Fiscal 2023 fourth quarter was $19.3 million as compared to net income attributable to VOXX International Corporation of $2.8 million in the comparable Fiscal 2022 period. The Company reported a basic and diluted loss per share attributable to VOXX International Corporation of $0.80 in the Fiscal 2023 fourth quarter as compared to basic and diluted income per common share attributable to VOXX International Corporation of $0.11, in the comparable Fiscal 2022 period.

The Company reported an Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) loss in the Fiscal 2023 fourth quarter of $9.1 million as compared to EBITDA in the comparable Fiscal 2022 fourth quarter of $8.4 million. Adjusted EBITDA in the Fiscal 2023 fourth quarter was $3.0 million as compared to Adjusted EBITDA in the comparable Fiscal 2022 fourth quarter of $9.7 million.

Fiscal 2023 and Fiscal 2022 Year-End Comparisons

Net sales in the Fiscal 2023 twelve-month period ended February 28, 2023 (“Fiscal 2023”), were $534.0 million as compared to net sales of $635.9 million in the comparable Fiscal 2022 period ended February 28, 2022 (“Fiscal 2022”), a decline of $101.9 million or 16.0%.

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Automotive Electronics segment net sales in Fiscal 2023 were $174.8 million as compared to $200.6 million in Fiscal 2022, a decline of $25.8 million or 12.9%. For the same comparable periods, OEM product sales were $73.0 million as compared to $65.0 million, an increase of $8.0 million or 12.2%, and aftermarket product sales were $101.8 million as compared to $135.6 million, a decline of $33.7 million or 24.9%.

•
Consumer Electronics segment net sales in Fiscal 2023 were $357.8 million as compared to $433.9 million in Fiscal 2022, a decline of $76.2 million or 17.6%. For the same comparable periods, Premium Audio product sales were $274.5 million as compared to $344.0 million, a decline of $69.4 million or 20.2%, and Other Consumer Electronics product sales were $83.2 million as compared to $89.9 million, a decline of $6.7 million or 7.5%.

•
Biometrics segment net sales in Fiscal 2023 were $1.0 million as compared to $0.9 million in Fiscal 2022, an increase of 18.6%.

The gross margin in Fiscal 2023 was 25.1% as compared to 26.7% in Fiscal 2022, a decline of 160 basis points. Within the segments for the same comparable periods:

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Automotive Electronics segment gross margin was 24.3% as compared to 23.6%, up 70 basis points.

•
Consumer Electronics segment gross margin of 25.5% as compared to 28.0%, down 250 basis points.

•
Biometrics segment gross margins of 34.2% as compared to gross margin of 21.0%.

Total operating expenses in both Fiscal 2023 and Fiscal 2022 were $161.6 million. Excluding the non-cash goodwill impairment and non-cash intangible impairment charges incurred in Fiscal 2023, total operating expenses declined by $8.7 million or 5.4%. Within this and for the same comparable twelve-month periods:

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Selling expenses of $47.0 million declined by $3.5 million, or 7.0%.

•
General and administrative expenses of $74.5 million declined by $1.4 million, or 1.9%.

•
Engineering and technical support expenses of $31.5 million were essentially flat.

•
Acquisition costs decreased by approximately $3.6 million.
•
Goodwill impairment and intangible asset impairment charges of $7.4 million and $1.3 million, respectively, as a result of reductions in projected volumes from OEM customers recorded in Fiscal 2023. There were no impairments for Fiscal 2022.

The Company reported an operating loss in Fiscal 2023 of $27.3 million as compared to operating income of $7.9 million in Fiscal 2022.

Total other expense, net, in Fiscal 2023, was $3.7 million as compared to total other expense, net, of $33.8 million in Fiscal 2022. Within this and for the same comparable twelve-month periods:

•
Interest and bank charges of $4.6 million increased by $2.1 million.

•
Equity in income of equity investees of $7.0 million declined by $0.9 million.

•
Interim arbitration award of $3.9 million as compared to $39.4 million.

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Other, net was a loss of $2.1 million, as the Company had net foreign currency losses of $3.7 million in Fiscal 2023.

Net loss attributable to VOXX International Corporation in Fiscal 2023 was $28.6 million as compared to a net loss attributable to VOXX International Corporation of $22.3 million in the comparable Fiscal 2022 period. The Company reported a basic and diluted net loss per share attributable to VOXX International Corporation of $1.17 in Fiscal 2023 as compared to a basic and diluted net loss per common share attributable to VOXX International Corporation of $0.92 in Fiscal 2022.

EBITDA in Fiscal 2023 was a loss of $12.3 million as compared to an EBITDA loss in Fiscal 2022 of $6.8 million. Adjusted EBITDA in Fiscal 2023 was $8.6 million as compared to Adjusted EBITDA in Fiscal 2022 of $39.9 million.

Balance Sheet Update

As of February 28, 2023, the Company had cash and cash equivalents of $6.1 million as compared to $27.8 million as of February 28, 2022. Total debt as of February 28, 2023 was $39.2 million as compared to $13.2 million as of February 28, 2022. The increase in total debt is primarily related to $29.0 million outstanding on the Company’s Domestic Credit Facility as of February 28, 2023, and there was nothing outstanding as of February 28, 2022. The additional variances in total debt related to a $0.5 million decline associated with the Company’s Florida mortgage and a $0.6 million decline in the shareholder loan payable to Sharp Corporation. Total long-term debt, net of debt issuance costs as of February 28, 2023 was $37.5 million as compared to $9.8 million as of February 28, 2023.

Conference Call Information

The Company will be hosting its conference call and webcast on Tuesday, May 16, 2023 at 10:00 a.m. ET.

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To attend the webcast: https://edge.media-server.com/mmc/p/qn7zhgsa

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To access by phone: https://register.vevent.com/register/BI7fba4ed5195f4b03a92fe475cf346a10

Participants are requested to register a day in advance or at a minimum 15 minutes before the start of the call. Those wishing to ask questions following management’s remarks should use the dial-in numbers provided.

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A replay of the webcast will be available approximately two hours after the call and archived under “Events and Presentations” in the Investor Relations section of the Company’s website at https://investors.voxxintl.com/events-and-presentations

Non-GAAP Measures
EBITDA and Adjusted EBITDA are not financial measures recognized by GAAP. EBITDA represents net (loss) income, computed in accordance with GAAP, before interest expense and bank charges, taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for stock-based compensation expense, foreign currency losses (gains), life insurance proceeds, non-recurring gains, acquisition costs, certain non-recurring legal and professional fees, settlements and awards, non-recurring severance expense, restructuring-related expenses, and impairment charges. Depreciation, amortization, stock-based compensation, foreign currency losses (gains), and impairment charges are non-cash items.

We present EBITDA and Adjusted EBITDA in our Form 10-K because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted EBITDA helps us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash impact on our current operating performance. In addition, the exclusion of certain costs or gains relating to certain events that occurred during the periods presented allows for a more meaningful comparison of our results from period-to-period. These non-GAAP measures, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. EBITDA and Adjusted EBITDA should not be assessed in isolation from, are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP.

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a leader in Automotive Electronics and Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 35 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the risk factors described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2023, and other filings made by the Company from time to time with the SEC, as such descriptions may be updated or amended in any future reports we file with the SEC. The factors described in such SEC filings include, without limitation: impacts related to the COVID-19 pandemic, global supply shortages and logistics costs and delays; global economic trends; cybersecurity risks; risks that may result from changes in the Company's business operations; operational execution by our businesses; changes in law, regulation or policy that may affect our businesses; our ability to increase margins through implementation of operational improvements, restructuring and other cost reduction methods; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the War in the Ukraine and any worsening of the global business and economic environment as a result.

Investor Relations Contact:

Glenn Wiener, GW Communications (for VOXX)

Email: gwiener@GWCco.com

Tables to Follow

VOXX International Corporation and Subsidiaries

Consolidated Balance Sheets

February 28, 2023 and February 28, 2022

(In thousands, except share data)

	February 28, 2023	February 28, 2022
Assets
Current assets:
Cash and cash equivalents	$6,134	$27,788
Accounts receivable, net	82,753	105,625
Inventory, net	175,129	174,922
Receivables from vendors	112	363
Prepaid expenses and other current assets	19,817	21,340
Income tax receivable	1,076	734
Total current assets	285,021	330,772
Investment securities	1,053	1,231
Equity investments	22,018	21,348
Property, plant and equipment, net	47,044	49,794
Operating lease, right of use assets	3,632	4,464
Goodwill	65,308	74,320
Intangible assets, net	90,437	101,450
Deferred income tax assets	1,218	40
Other assets	3,720	3,245
Total assets	$519,451	$586,664
Liabilities, Redeemable Equity, Redeemable Non-Controlling Interest, and Stockholders' Equity
Current liabilities:
Accounts payable	$35,099	$76,665
Accrued expenses and other current liabilities	41,856	53,974
Income taxes payable	2,276	2,714
Accrued sales incentives	21,778	23,755
Contingent consideration, current	4,500	685
Interim arbitration award payable	43,388	39,444
Contract liabilities, current	3,990	4,373
Current portion of long-term debt	500	2,406
Total current liabilities	153,387	204,016
Long-term debt, net of debt issuance costs	37,513	9,786
Finance lease liabilities, less current portion	63	78
Operating lease liabilities, less current portion	2,509	3,298
Deferred compensation	1,053	1,231
Contingent consideration, less current portion	—	5,750
Deferred income tax liabilities	4,855	5,300
Other tax liabilities	966	1,083
Prepaid ownership interest in EyeLock LLC due to GalvanEyes LLC	7,317	2,451
Other long-term liabilities	2,947	3,508
Total liabilities	210,610	236,501
Commitments and contingencies
Redeemable equity	4,018	3,550
Redeemable non-controlling interest	232	511
Stockholders' equity:
Preferred stock:
No shares issued or outstanding	—	—
Common stock:
Class A, $.01 par value; 60,000,000 shares authorized, 24,538,184 and 24,476,847 shares issued and 21,167,527 and 21,614,629 shares outstanding at February 28, 2023 and February 28, 2022, respectively	246	245
Class B Convertible, $.01 par value, 10,000,000 shares authorized, 2,260,954 shares issued and outstanding	22	22
Paid-in capital	296,577	300,453
Retained earnings	97,997	126,573
Accumulated other comprehensive loss	(18,680)	(17,503)
Less: Treasury stock, at cost, 3,370,657 and 2,862,218 shares of Class A Common Stock at February 28, 2023 and February 28, 2022, respectively	(30,285)	(25,138)
Less: Redeemable equity	(4,018)	(3,550)
Total VOXX International Corporation stockholders' equity	341,859	381,102
Non-controlling interest	(37,268)	(35,000)
Total stockholders' equity	304,591	346,102
Total liabilities, redeemable equity, redeemable non-controlling interest, and stockholders' equity	$519,451	$586,664

VOXX International Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive (Loss) Income

Years Ended February 28, 2023, February 28, 2022, and February 28, 2021

(In thousands, except share and per share data)

	Year Ended	Year Ended	Year Ended
	February 28, 2023	February 28, 2022	February 28, 2021
Net sales	$534,014	$635,920	$563,605
Cost of sales	399,715	466,442	405,058
Gross profit	134,299	169,478	158,547

Operating expenses:
Selling	46,967	50,507	43,786
General and administrative	74,508	75,955	69,798
Engineering and technical support	31,464	31,540	20,897
Acquisition costs	(36)	3,552	287
Goodwill impairment charge	7,373	-	-
Intangible asset impairment charges	1,300	-	1,300
Total operating expenses	161,576	161,554	136,068
Operating (loss) income	(27,277)	7,924	22,479
Other (expense) income:
Interest and bank charges	(4,643)	(2,532)	(2,979)
Equity in income of equity investee	6,969	7,890	7,350
Interim arbitration award	(3,944)	(39,444)	-
Investment gain	-	-	42
Other, net	(2,055)	323	746
Total other (expense) income, net	(3,673)	(33,763)	5,159

(Loss) income before income taxes	(30,950)	(25,839)	27,638
Income tax (benefit) expense	(39)	1,626	4,272
Net (loss) income	$(30,911)	$(27,465)	$23,366
Less: net loss attributable to non-controlling interest	(2,335)	(5,132)	(3,401)
Net (loss) income attributable to VOXX International Corporation	$(28,576)	$(22,333)	$26,767

Other comprehensive (loss) income:
Foreign currency translation adjustments	(1,876)	(3,317)	4,365
Derivatives designated for hedging, net of tax	309	633	(305)
Pension plan adjustments, net of tax	390	158	18
Other comprehensive (loss) income, net of tax	(1,177)	(2,526)	4,078
Comprehensive (loss) income attributable to VOXX International Corporation	$(29,753)	$(24,859)	$30,845

Net (loss) income per common share attributable to VOXX International Corporation - basic	$(1.17)	$(0.92)	$1.11

Net (loss) income per common share attributable to VOXX International Corporation - diluted	$(1.17)	$(0.92)	$1.09

Weighted-average common shares outstanding (basic)	24,325,938	24,287,179	24,201,221
Weighted-average common shares outstanding (diluted)	24,325,938	24,287,179	24,650,106

Reconciliation of GAAP Net (Loss) Income Attributable to VOXX International Corporation to EBITDA and Adjusted EBITDA

	Fiscal	Fiscal	Fiscal
	2023	2022	2021
Net (loss) income attributable to VOXX International Corporation	$(28,576)	$(22,333)	$26,767
Adjustments:
Interest expense and bank charges (1)	3,847	1,825	2,404
Depreciation and amortization (1)	12,451	12,053	10,907
Income tax (benefit) expense (1)	(21)	1,626	4,272
EBITDA	(12,299)	(6,829)	44,350
Adjustments:
Stock-based compensation	609	907	1,749
Foreign currency losses (1)	3,615	635	862
Life insurance proceeds	-	-	(420)
Investment gain	-	-	(42)
Acquisition costs	(36)	3,552	287
Non-routine legal fees	2,452	1,912	-
Interim arbitration award	3,944	39,444	-
Severance expense (2)	864	-	-
Gain on sale of tradename	(97)	-	-
Professional fees related to distribution agreement with GalvanEyes LLC	-	325	-
Restructuring-related expenses	870	-	-
Goodwill impairment charge	7,373	-	-
Intangible asset impairment charges	1,300	-	1,300
Adjusted EBITDA	$8,595	$39,946	$48,086

(1)
For purposes of calculating Adjusted EBITDA for the Company, interest expense and bank charges, depreciation and amortization, income tax expense (benefit), and foreign currency losses (gains) added back to Net (loss) income attributable to VOXX International Corporation have been adjusted in order to exclude the minority interest portion of these expenses attributable to EyeLock LLC and Onkyo, as applicable.
(2)
Includes severance expenses for employee terminations resulting from non-recurring events, such as the departure of Section 16(b) officers of the Company.

VOXX International Corporation and Subsidiaries

Consolidated Statements of Operations and Comprehensive (Loss) Income

Three Months Ended February 28, 2023, February 28, 2022 and February 28, 2021

(In thousands, except share and per share data)

	Three Months Ended	Three Months Ended	Three Months Ended
	February 28, 2023	February 28, 2022	February 28, 2021
Net sales	$136,522	$163,880	$162,521
Cost of sales	101,856	119,987	120,153
Gross profit	34,666	43,893	42,368

Operating expenses:
Selling	11,404	13,338	12,810
General and administrative	20,073	19,346	18,417
Engineering and technical support	7,620	7,716	5,955
Acquisition costs	(172)	273	-
Goodwill impairment charge	7,373	-	-
Intangible asset impairment charges	1,300	-	1,300
Total operating expenses	47,598	40,673	38,482
Operating (loss) income	(12,932)	3,220	3,886
Other (expense) income:
Interest and bank charges	(1,542)	(692)	(699)
Equity in income of equity investee	1,596	926	2,844
Interim arbitration award	(986)	-	-
Other, net	1,114	(352)	(7)
Total other income (expense), net	182	(118)	2,138

(Loss) income from before income taxes	(12,750)	3,102	6,024
Income tax expense (benefit)	5,749	2,000	(2,452)
Net (loss) income	$(18,499)	$1,102	$8,476

Less: net income (loss) attributable to non-controlling interest	755	(1,659)	(972)
Net (loss) income attributable to VOXX International Corporation	$(19,254)	$2,761	$9,448

Other comprehensive income (loss):
Foreign currency translation adjustments	789	(520)	757
Derivatives designated for hedging, net of tax	45	167	209
Pension Plan adjustments, net of tax	337	99	103
Other comprehensive income (loss), net of tax	1,171	(254)	1,069
Comprehensive (loss) income attributable to VOXX International Corporation	$(18,083)	$2,507	$10,517

Net (loss) income per common share attributable to VOXX International Corporation – basic	$(0.80)	$0.11	$0.39
Net (loss) income per common share attributable to VOXX International Corporation - diluted	$(0.80)	$0.11	$0.38
Weighted-average common shares outstanding (basic)	24,073,542	24,311,912	24,206,248
Weighted-average common shares outstanding (diluted)	24,073,542	24,044,833	24,993,408

Reconciliation of GAAP Net Income Attributable to VOXX International Corporation to EBITDA and Adjusted EBITDA

	Three Months Ended	Three Months Ended	Three Months Ended
	February 28, 2023	February 28, 2022	February 28, 2021
Net (loss) income attributable to VOXX International Corporation	$(19,254)	$2,761	$9,448
Adjustments:
Interest expense and bank charges (1)	1,347	468	497
Depreciation and amortization (1)	3,045	3,162	2,779
Income tax expense (benefit)	5,767	2,000	(2,452)
EBITDA	(9,095)	8,391	10,272
Adjustments:
Stock-based compensation	202	213	295
Foreign currency (gains) losses	(252)	367	417
Acquisition costs	(172)	273	-
Non-routine legal fees	1,566	443	-
Interim arbitration award	986	-	-
Severance expense (2)	864	-	-
Gain on sale of tradename	(97)	-	-
Restructuring-related expenses	338	-	-
Goodwill impairment charge	7,373	-	-
Intangible asset impairment charges	1,300	-	1,300
Adjusted EBITDA	$3,013	$9,687	$12,284

(1)
For purposes of calculating Adjusted EBITDA for the Company, interest expense and bank charges, depreciation and amortization, income tax expense (benefit), and foreign currency losses (gains) added back to Net (loss) income attributable to VOXX International Corporation have been adjusted in order to exclude the minority interest portion of these expenses attributable to EyeLock LLC and Onkyo, as applicable.

(2)
Includes severance expenses for employee terminations resulting from non-recurring events, such as the departure of Section 16(b) officers of the Company.